                             LEASE AGREEMENT BETWEEN

                      TANGER PROPERTIES LIMITED PARTNERSHIP

                                       AND

                              DM MANAGEMENT COMPANY

                                     FOR THE

                          TANGER FACTORY OUTLET CENTER

                                       IN

                             LANCASTER, PENNSYLVANIA


Section                                                                                                      Page #

1.       Premises.................................................................................................1

2.       Term and Option to Renew.................................................................................2

3.       Rent.....................................................................................................4
         (a)      Fixed Rent......................................................................................4
         (b)      Percentage Rent.................................................................................4
                  (i)  Percentage Rent Payment....................................................................5
                  (ii)  Books of Accounts.........................................................................6
                  (iii)  Gross Sales..............................................................................6
         (c)      Payments Between Commencement Date and First Lease Year. .......................................7
         (d)      Taxes; Insurance; Repairs and Common Area Maintenance;  Promotion Fund..........................7

4.       Construction of Premises................................................................................11
         (a)      Construction...................................................................................11
         (b)      Completion Date................................................................................11
         (c)      Ready for Occupancy............................................................................12

5.       Installations by Tenant.................................................................................13

6.       Use of Parking Areas and Walkways.......................................................................13

         (a)      Common Areas...................................................................................13
         (b)      Changes by Landlord............................................................................14
         (c)      Right to Close Common Areas....................................................................14

7.       Use and Care of Premises by Tenant......................................................................15
         (a)      Tenant's Use of Premises.......................................................................15
         (b)      Nature of Use..................................................................................15
         (c)      Reputation of the Site.........................................................................15
         (d)      Extra Hazardous Activity.......................................................................16
         (e)      Painting and Decorating........................................................................16
         (f)      Snow and Ice...................................................................................16
         (g)      Rubbish and Trash..............................................................................16
         (h)      Indemnification by Tenant......................................................................17
         (i)      Signs..........................................................................................17
         (j)      Waste..........................................................................................17

8.       Operation of Business...................................................................................17
         (a)      Open for Business..............................................................................17




         (b)      Business Hours.................................................................................18
         (c)      Landlord Approval of Advertising...............................................................18
         (d)      Use of Space...................................................................................18
         (e)      Character of Operations........................................................................19
         (f)      General Covenants of Tenant....................................................................19
         (g)      Insurance......................................................................................20
         (h)      Payment of Personal Property Taxes.............................................................21

9.       Utilities...............................................................................................21
         (a)      Installation...................................................................................21
         (b)      Gas, Electricity, Water and Sewer, Lights, Heat, Power and Telephone Charges...................21
         (c)      Advances by Landlord...........................................................................21

10.      Alterations or Improvements by Tenant...................................................................21

11.      Removal of Improvements.................................................................................22

12.      Access to Premises......................................................................................23

13.      Repairs by Landlord.....................................................................................23

14.      Reservation of Landlord.................................................................................24

15.      Liability...............................................................................................24

16.      Repairs by Tenant / HVAC Contract.......................................................................25
         (a)      Repairs by Tenant..............................................................................25
         (b)      HVAC Contract..................................................................................25

17.      (a) Default by Tenant...................................................................................26

18.      Rent Demand.............................................................................................29

19.      Notices / Time..........................................................................................29
         (a)      Notices........................................................................................29
         (b)      Time...........................................................................................30

20.      Damage and Destruction..................................................................................30

21.      Mortgage Subordination..................................................................................30

22.      Eminent Domain..........................................................................................31




23.      Assignment and Subletting...............................................................................33

24.      Accord and Satisfaction.................................................................................34

25.      Estoppel Certificates...................................................................................34

26.      Waiver..................................................................................................35

27.      Quiet Enjoyment.........................................................................................35

28.      Interpretation..........................................................................................36

29.      No Partnership..........................................................................................36

30.      Exceptions to Demise....................................................................................36

31.      Paragraph Headings......................................................................................36

32.      Lease Inures to Benefit of Assignees....................................................................36

33.      Entire Agreement / Severability.........................................................................36
         (a)      Entire Agreement...............................................................................36
         (b)      Severability...................................................................................37

34.      Surrender and Holding Over..............................................................................37

35.      Liability of Landlord...................................................................................37

36.      Waiver of Subrogation...................................................................................38

37.      Retail Restriction Limit................................................................................38

38.      Financial Statements....................................................................................39

STATE OF PENNSYLVANIA                                         LEASE AGREEMENT
COUNTY OF LANCASTER                                      LANCASTER, PENNSYLVANIA


         THIS LEASE is entered into as of October 23rd, 1998 by and between TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina limited partnership, having an office or located at P. O. Box 29168, Greensboro, North Carolina 27429 (hereinafter referred to as "Landlord") and DM MANAGEMENT COMPANY, a Delaware corporation, having an office at 25 Recreation Park Drive, Hingham, Massachusetts, 02043 (hereinafter referred to as "Tenant") doing business as J. Jill.

         IN CONSIDERATION of Ten Dollars ($10.00) and other good and valuable consideration and the mutual covenants contained herein and intending to be legally bound hereby, Landlord and Tenant hereby agree with each other as follows:

         1. Premises. Landlord leases to Tenant and Tenant leases from Landlord upon and subject to the terms and conditions and provisions hereof approximately 2,780 square feet of floor area (hereinafter sometimes referred to as the "Premises"). The building is shown on the Site Plan attached hereto as EXHIBIT "A" and made a part hereof. The Premises shall be designated as Phase I, Unit No. 609 on EXHIBIT "A".

         At any time within thirty (30) days after the Premises are ready for occupancy (as hereinafter defined), Tenant shall have the right to cause the Premises to be measured by an architect who shall certify to Landlord and to Tenant the number of square feet in the Premises. Such certification shall be deemed final unless disputed in good faith by Landlord and a certification to the contrary is made by Landlord's architect. In the event of such dispute, Landlord's architect and Tenant's architect shall mutually agree upon a third architect (whose cost will be shared equally by Landlord and Tenant) who shall measure the Premises, whose determination shall be final. If Tenant does not notify Landlord in writing of a discrepancy in the square footage of the Premises on or before the Commencement Date, then the Premises shall be conclusively deemed to be 2,780 square feet.

         If the measurement of the Premises discloses that the actual square foot area differs by more than one percent (1%) from that stated in the Lease, the rentals and other charges due and payable under this Lease shall be proportionately adjusted. If the actual square foot area is between 2,752 square feet and 2,808 square feet, then the area shall be deemed to be 2,780 square feet.

         The Premises are located on property in Lancaster, Pennsylvania, said property being more fully described on EXHIBIT "B" attached hereto and made a part hereof (the "Site"). It is understood and agreed that all other parcels shown on the Site Plan are shown for the sole purpose of locating and designating such parcels for the purposes of Section 6 hereof.

         2.       Term and Option to Renew.

         (a) The term of this Lease shall be five (5) years beginning upon (i) the date sixty (60) days after the date specified in a written notice from Landlord to Tenant on which the Premises are or shall be "ready for occupancy" as such term is defined in Section 4(c) hereof or (ii) the date on which Tenant shall open the Premises for business to the public, whichever of said dates shall first occur, such date being hereinafter referred to as the "Commencement Date". Unless terminated by Landlord as hereinafter provided, the term of this Lease shall end on the last day of the fifth consecutive full lease year thereafter, as said term "lease year" is defined in Section 2(b) hereof; provided however, that if the Landlord has not given the notice that the Premises are ready for occupancy as provided above on or before the date which is one year after the date this Lease is fully executed by both parties, then upon written notice of termination by either party delivered prior to such notice of ready for occupancy, this Lease shall become null and void and both parties hereto shall be relieved of all obligations hereunder.

         Landlord's and Tenant's obligations under this Lease are conditioned upon the current tenant, Welcome Home, vacating the Premises and delivering over legal possession of the Premises to Landlord. Landlord agrees to use reasonable efforts to see that such vacation of the Premises and delivery of the Premises to Landlord is accomplished.

         Notwithstanding any other provisions of this Lease, if at least sixty-five percent (65%) of the leasable floor space of the

Shopping Center of which the Premises is a part is not leased and/or open for business to the public for one hundred twenty (120) consecutive days ("Non-Operating Co-Tenancy") and Tenant notifies Landlord in writing of the Non-Operating Co-Tenancy ("Non-Operating Co-Tenancy Notice"), then Tenant may pay four percent (4%) of Gross Sales in lieu of Fixed Rent beginning with the date of delivery of the Non-Operating Co-Tenancy Notice to Landlord and continuing until such time as the Non-Operating Co-Tenancy no longer exists, at which time Tenant shall pay Fixed Rent as set forth in Item 3(a) or 2(d) hereof. For purposes of this paragraph, the following shall be deemed open for business to the public at all times: (a) the Premises; (b) space under assignment or sublease, space which is controlled by a referee or trustee in bankruptcy or which is otherwise out of Landlord's control; and (c) space which constitutes new construction/expansion of the Shopping Center for a period of eighteen (18) months after substantial completion of such construction/expansion.

         (b) The term "lease year" as used herein shall mean a period of twelve
(12) consecutive full calendar months during the initial term or the Extended Term of this Lease. The first lease year shall begin on the Commencement Date if said Commencement Date shall occur on the first day of a calendar month; if not, then the first lease year shall begin upon the first day of the calendar month next following such Commencement Date. Each succeeding lease year shall commence upon the anniversary date of the first day of the first lease year.

         (c) At the time that the Commencement Date of the term of this Lease is established the parties will promptly execute a Memorandum of Lease prepared by Landlord stipulating the actual commencement and expiration dates of the term of this Lease as provided herein, referring to this Lease, and describing the property herein leased but containing no other terms or provisions hereof.

         (d) Tenant shall have one (1) option to extend this Lease, such option for five (5) years (such additional period being herein referred to as the "Extended Term"). Such option period shall be exercised by Tenant giving written notice to that effect to Landlord at least six (6) months prior to the expiration of the then pending term. Time is of the essence with respect to the exercise of the option to extend. Upon the giving of such notice this Lease shall be extended for an Extended Term without the execution of any further instrument and such exercise of option to extend shall be irrevocable. Such Extended Term shall be upon the same terms, covenants and conditions as shall be in effect immediately prior to such extension except that the Fixed Rent (as hereinafter defined) for each lease year of the Extended Term shall be as follows:


         Lease Year         Annual Fixed Rent         Monthly Installment
         ----------         -----------------         -------------------

         6 - 10             $69,500.00                $5,791.66

and the applicable Breakpoint used to determine Percentage Rent (as hereinafter defined) for each lease year of the Extended Term shall be as follows:


              Lease Year            Applicable Breakpoint
              ----------            ---------------------

              6 - 10                $973,000.00

Tenant's right to exercise its option granted in this subparagraph is conditioned on (i) Tenant not being in default beyond any applicable grace period in performance of any of its obligations under this Lease at the time of the exercise of such option; (ii) during the twelve (12) calendar months immediately preceding the month in which the option is exercised, Tenant shall have achieved gross sales of $250.00 per square foot of Premises; (iii) Tenant not assigning this Lease except in connection with a merger, consolidation or sale of all or substantially all of Tenant's assets, or to an affiliate of Tenant, or if such assignment or sublease has been approved by Landlord or occurs or subletting the Premises, or any part thereof; provided, however, in the event Tenant has exercised its option to extend the term of this Lease and prior to the beginning of the Extended Term Tenant then assigns this Lease or sublets the Premises or any part thereof, Landlord may, at its option deem such exercise of option to be null and void and of no force or effect; and (iv) Tenant not being a named Debtor in a bankruptcy action; provided, however, in the event Tenant has exercised its option to extend the term of this Lease and prior to the beginning of the Extended Term Tenant becomes a named Debtor in a bankruptcy action, Landlord may, at its option deem such exercise of option to be null and void and of no force or effect.

         3.       Rent.

         (a) Fixed Rent. Tenant hereby covenants and agrees to pay to Landlord, at its office or such other place as Landlord may from time to time designate, as minimum guaranteed fixed rent, hereinafter called "Fixed Rent", for the Premises during each year of the continuance of this Lease, paid in equal monthly installments, the following:


                  Lease Year        Annual Fixed Rent      Monthly Installment
                  ----------        -----------------      -------------------

                  1 - 5             $61,160.00             $5,096.66

         Each monthly installment shall be paid in advance, on the first day of each and every calendar month during said term.

         Each rental payment payable hereunder by Tenant to Landlord shall bear interest at the rate of twelve percent (12%) per annum from the date same shall become payable under the terms of this Lease until the same shall be paid.

         (b) Percentage Rent. In addition to the minimum guaranteed Fixed Rent hereinabove agreed to be paid by Tenant, Tenant shall and will pay to Landlord at the time and in the manner herein specified, as additional rental an amount equal to four percent (4%) of the amount of Tenant's gross sales in excess of the applicable Breakpoint made in, upon or from the Premises during each lease year of the term hereof ("Percentage Rent"). The applicable Breakpoint for each lease year of the initial term shall be as follows:


              Lease Year   Applicable Breakpoint
              ----------   ---------------------

              1 - 5        $903,500.00
            (inclusive)

                  (i) Percentage Rent Payment. The Percentage Rent shall be paid as follows: Within fifteen (15) days after the end of each calendar month of the term hereof, commencing with the 15th day of the second month of the first lease year, Tenant shall furnish to Landlord a statement, certified by Tenant to be correct, showing the total gross sales made in, upon, or from the Premises during the preceding calendar month together with a statement of the total local sales tax payment for such month (identifying any over payment of sales tax and refunds actually made to Tenant during such month), and beginning with the statement for the calendar month in which Tenant's Gross Sales exceed the applicable Breakpoint Tenant shall accompany each such statement with a payment to Landlord equal to four percent (4%) of the total gross sales in excess of the applicable Breakpoint less the amount of the Percentage Rent previously paid for such lease year.

                  Within sixty (60) days after the end of each lease year of the term hereof, Tenant shall furnish to Landlord a statement in writing, certified by a Chief Financial Officer, showing the total gross sales by months made in, upon, or from the Premises during the preceding lease year, at which time an adjustment shall be made between Landlord and Tenant to the end that the total percentage rent paid for each such lease year shall be a sum equal to four percent (4%) of the total gross sales in excess of the applicable breakpoint for that lease year so that the percentage rent, although payable monthly after the applicable Breakpoint is reached shall be computed and adjusted on an annual basis.

                  Each rental payment payable hereunder by Tenant to Landlord shall bear interest at the rate of twelve percent (12%) per annum from the date same shall become payable under the terms of this Lease until the same shall be paid.

                  (ii) Books of Accounts. Tenant agrees to keep on the Premises or at its principal office accurate books and records of the sales made on the Premises, which books and records shall be kept in accordance with accepted accounting practice, and shall be open at all reasonable times during business hours and upon reasonable notice to Landlord or its representative for the purpose of examining the same to determine the accuracy of the statements of the gross sales submitted by Tenant as aforesaid. The books and records of account shall also include all federal, state and local tax returns of Tenant relating to Tenant's sales. In the event an examination of the records of Tenant shall disclose that gross sales as reported in the aforesaid statements were less, by three percent (3%) or more, than the gross sales actually made by Tenant during any lease year, Tenant agrees to pay to Landlord the reasonable cost of any such audit. Any additional Percentage Rent found due and owing as a result of any audit shall immediately become due and payable. Landlord shall have the right to inspect the records of Tenant in connection with sales made by Tenant from other stores operated by it, but only in the event such examination becomes necessary to ascertain the gross sales made by Tenant from the Premises.

                  (iii) Gross Sales. The term "gross sales" as used in this Lease shall be deemed to mean the aggregate gross amount of all sales of merchandise made and all charges for services performed by Tenant or any persons, firms or corporations on its behalf, or any tenants or concessionaires of Tenant, from, in or upon the Premises, including orders taken upon the Premises for delivery from sources other than the Premises, and whether wholesale or retail, and whether cash or credit, less refunds for merchandise returned for which cash has been refunded or credit given. Gross sales shall also include the value of any consideration other than money, as well as money, received by Tenant or by subtenants, concessionaires or other persons firms or corporations under subleases or arrangements of any nature for the right to occupy or to transact business upon the Premises. The amount of any sales and excise taxes whatsoever, and however imposed, computed or paid for sales from, in, or upon the Premises, shall, to the extent included in sales, be deducted when determining gross sales.

                  Gross Sales shall not include the following: (a) the amount of cash refunds made to Tenant's customers for the return of merchandise purchased at the Premises; (b) sum or credits received in settlement of claims for loss or damage to merchandise; (c) the exchange of merchandise between the stores of Tenant and its affiliates and licensees where such exchange is made solely for the convenient operation of Tenant's business and not for the purpose of depriving Landlord of the benefit of a sale which would otherwise be made at, in, from or upon the Premises; (d) the amount of merchandise returned by Tenant to shippers or manufacturers; (e) the sale of fixtures, machinery or equipment which are not Tenant's stock in trade; (f) interest, service or sales carrying charges paid by customers to Tenant for the extension of credit on sales; (g) delivery charges, provided same are separately stated and no profit is made thereon; (h) gift certificates until such time as the same shall be converted into a sale by redemption or deemed abandoned; (i) catalog orders accepted in the Premises so long as same are accepted via a separate mail order catalog sales desk and/or direct telephone and processed directly by Tenant's mail order catalog processing center, provided such sales do not exceed one-half of one percent (1/2%) of Tenant's Gross Sales; (j) the amount of sales to Tenant's employees employed at the Premises, provided such amount does not exceed one percent (1%) of Tenant's Gross Sales.

         (c) Payments Between Commencement Date and First Lease Year. If the Commencement Date of this Lease precedes the commencement of the first lease year as provided in Section 2(b) hereof, then Tenant shall pay to Landlord Fixed Rent on a pro rata basis for any period of time between said Commencement Date and the date upon which the first lease year begins and any gross sales, as defined herein, made during such fractional month period shall be added to gross sales for the first calendar month for the purpose of determining Percentage Rent under Section 3(b) hereof.

         (d) Taxes; Insurance; Repairs and Common Area Maintenance; Promotion Fund.

                  (i) In addition to the minimum guaranteed annual Fixed Rent and the Percentage Rent to be paid by Tenant, Tenant shall pay to the Landlord as Additional Rent an amount equal to a fraction of the "Real Estate Taxes", the "Repairs and Common Area Maintenance", and the "Landlord Insurance". Such fraction shall have as its numerator the floor area of the Premises and shall have as its denominator the leasable floor area of the buildings on the Site (calculated exclusive of anchor tenants occupying 20,000 square feet or greater, but not to exceed 2 anchor tenants) at the time such taxes, maintenance costs or insurance shall become due and payable. Landlord shall bill Tenant monthly for such Additional Rent, and Tenant agrees to pay such bill rendered by Landlord within fifteen (15) days after receipt thereof by Landlord.

                  Landlord shall be entitled to estimate all amounts of Additional Rent payable during each calendar year and to obtain payment in advance on account thereof from Tenant on a monthly basis from and after the Commencement Date. Within ninety (90) days after the end of each calendar year Landlord shall furnish Tenant with a statement (the "Additional Rent Adjustment Statement") of the actual costs of Real Estate Taxes, Repairs and Common Area Maintenance and Landlord Insurance for the preceding calendar year for which estimated monthly payments were billed, such statement showing in reasonable detail information relevant to the calculation of Tenant's share payable under this Lease. If the actual cost of Additional Rent is greater than Tenant's estimated payments on account Tenant shall pay any deficiency with Tenant's next due payment of Additional Rent, or if no payments are next due, Tenant shall make such payment to Landlord within fifteen (15) days of receipt of the Additional Rent Adjustment Statement. If the actual cost of Additional Rent is less than Tenant's estimated payments on account Landlord shall credit any excess payments to Tenant's next due payment to Landlord or if no payments are next due, Landlord shall refund such excess payment to Tenant within fifteen (15) days. Any annual statement furnished by Landlord pertaining to Additional Rent which is not disputed by Tenant in writing within one (1) year after such statement is delivered to Tenant shall be deemed accepted by Tenant.

                  In the event of a dispute, Tenant shall have the right to inspect and audit such books and records of Landlord pertaining to Repairs and Common Area Maintenance, Promotion Costs, Landlord Insurance, and Real Estate Taxes for the preceding one (1) calendar years upon at least thirty (30) days prior written notice to Landlord, but no more frequently than once per lease year and in no event during the months of December and January. Tenant acknowledges that such examination of Landlord's relevant records may reveal confidential or proprietary information. Tenant agrees to protect and maintain the security and confidentiality of such information and agrees that such information shall not be disclosed to any third party and shall be used only for the purposes of establishing charges for Repairs and Common Area Maintenance, Promotion Costs, Landlord Insurance, and Real Estate Taxes payable by Tenant under this Lease (such agreement herein referred to as "Tenant's Confidentiality Agreement"). Provided however, any such inspection and audit of Landlord's records must be conducted by (i) employees of Tenant having a minimum of five (5) years of commercial auditing experience with documentation of such experience to be provided to Landlord at least thirty (30) days prior to any such inspection and audit; or (ii) Tenant's accountant who is regularly responsible for books and records of Tenant and its affiliates. In no event shall the person(s) conducting the audit be compensated on a contingency basis. In the event an examination of the records of Landlord shall disclose that the amounts charged to Tenant were more, by four percent (4%) or more, than the charges actually incurred by Landlord during any lease year, Landlord agrees to reimburse Tenant the reasonable cost of any such audit.

                  Each rental payment payable hereunder by Tenant to Landlord shall bear interest at the rate of twelve percent (12%) per annum from the date same shall become payable under the terms of this Lease until the same shall be paid.

                  (ii) For the purpose of this Section 3(d) "floor area" shall be deemed to mean the actual number of square feet of floor space within the exterior walls of all floors, without deduction or exclusion for any space occupied by or used by columns, stairs or other interior construction or equipment.

                  (iii) For purposes of this Section 3(d) "Real Estate Taxes" shall mean the levy assessment or imposition of any tax on or for the use of the Site and all improvements of a real property nature located thereon; "Repairs and Common Area Maintenance" shall mean the charges, costs and expenses which are incurred by the Landlord under Section 13; "Landlord Insurance" shall mean the insurance carried by Landlord pursuant to Section 20 and Sub-Section 8(g) of this Agreement.

                  Tenant shall be responsible only for its proportionate share of such Real Estate Taxes which would come due during the term of this Lease calculated as if such assessment had been paid over the longest period of time permitted by the applicable governmental entity.

                  (iv) Grand Opening.  INTENTIONALLY DELETED.

                  (v) Landlord will establish a Promotion and Advertising Service for the Shopping Center. Amounts contributed to the Promotion and Advertising Service will be expended for Promotions Costs. "Promotion Costs" shall mean all amounts paid or incurred by Landlord for advertising and any other marketing, promotional and/or public relations activities, excluding grand opening costs, engaged in by, or on behalf of Landlord for the benefit of the tenants of the shopping center located on the Site. Tenant agrees to pay Landlord the following: during the first calendar year (i.e. the calendar year in which the Commencement Date occurs) the sum of $2.25 per square foot of Premises (pro rated in the event such year is less than twelve (12) calendar months); beginning with the first January first thereafter and continuing through each calendar year thereafter the sum of $2.25 per square foot of Premises increased as set forth below; provided, however, in no event shall such increase be greater than ten percent (10%) per square foot of Premises per annum.

                  The Promotion and Advertising Service charge will be increased effective January 1 of each calendar year in proportion to the change in the Consumer Price Index U.S. average for All Urban Consumers ("CPI"), all items: 1982-1984 = 100, published by the Bureau of Labor Statistics of the United States Department of Labor. The "Current Index Figure" shall be the CPI for the immediately preceding October; the "Basic Index Figure" shall be the corresponding CPI for the penultimate October. (i.e. the increase shall be calculated using the CPI for the immediately preceding October as the Current Index Figure and using the CPI for the October two years preceding such January for the Basic Index Figure).

                  The Current Index Figure shall be divided by the Basic Index Figure. From the quotient thereof, there shall be subtracted the integer 1, and any resulting positive number shall be deemed to be the percent of increase in the cost of living ("Percent of Increase").

                  The increase for each calendar year during the lease term shall be an amount equal to the Percent of Increase as calculated above multiplied by the Promotion and Advertising Service charge for the immediately preceding calendar year.

                  The annual charge for Promotion and Advertising Service as so determined (the charge for the immediately preceding calendar year plus any "increases" calculated as set forth above) shall be due and payable in equal monthly installments in advance on the first day of each calendar month throughout the term of this Lease. By way of illustration if the Promotion and Advertising Service charge for the first calendar year is $2.25 per square foot and the applicable Percent of Increase is 2%, then the Promotion and Advertising Service charge for the second calendar year would be $2.30 per square foot ($2.25 x 2% + $2.25 = $2.30); if the applicable
         Percent of Increase for calculating the Promotion and Advertising Service charge for the third calendar year is 1.5%, then the Promotion and Advertising Service charge for the third calendar year is $2.33 per square foot ($2.30 x 1.5% + $2.30 = $2.33).

                  In the event that the determination of any increase cannot be made by the first day of January of each calendar year because of the unavailability of the Current Index Figure, such determination shall be made as soon thereafter as possible. Until such determination can be made, the parties agree that Tenant shall pay as Promotion and Advertising Service charge the Promotion and Advertising Service charge for the immediately preceding calendar year increased by five percent (5%) ("Adjusted Charge"); once the Percent of Increase has been calculated Tenant shall immediately pay to Landlord for each month that the Percent of Increase could not be determined the difference between the Adjusted Charge actually paid to Landlord and the Promotion and Advertising Service charge as increased by the CPI. In the event the Adjusted Charge exceeds the Promotion and Advertising Service charge as increased by the CPI the excess paid by Tenant shall be applied to future payments of Promotion and Advertising Service charges as such charges become due.

                  If publication of the Consumer Price Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living as shall be computed and published by an agency of the United States or by a responsible financial periodical or recognized authority then to be selected by the parties hereto. In the event the CPI should some time in the future be retroactively adjusted, such adjustment shall not be considered.

         4.       Construction of Premises.

         (a) Construction. Landlord has constructed the building in which the Premises are located as a one story building. Landlord agrees to prepare the interior of the Premises for occupancy by Tenant in accordance with EXHIBIT "C" attached hereto and made a part hereof. If the Tenant desires additional installations that vary from or are in excess of those indicated on EXHIBIT "C", Tenant will pay for those items and their installation upon terms agreed upon by Landlord and Tenant.

         (b) Completion Date. Landlord agrees that the Premises shall be substantially completed on, or prior to, the later of the two following dates, that is (i) January 1, 1999 or (ii) the expiration of such period after such date specified in clause (i) as shall equal the aggregate period or periods of delay (hereinafter referred to as "unavoidable delays"), if any, in construction of the Premises in consequence of any acts of God, strikes, labor disputes, inability to obtain material or labor on reasonable terms, governmental laws, regulations or restrictions, acts of a public enemy, or any cause whatever beyond the control of Landlord (but in no event prior to January 1, 1999). In the event that Landlord has reasonable knowledge or belief that the Premises will not be substantially completed on or before the date specified in clause
(i) above, then Landlord shall give Tenant at least thirty (30) days written notice of the revised date prior to which the Premises will be substantially completed, subject to such unavoidable delays. Under no circumstances shall Landlord be liable to Tenant in damages for any delay in commencing or completing the Premises or for a total failure to complete same.

         If Tenant is to provide Landlord with Tenant's drawings and/or plans and specifications or any other information pertaining to the interior design/layout/etc. of the Premises (the "Tenant Plans") in order for Landlord to perform any work with respect to the Premises ("Work") and Tenant does not deliver the Tenant Plans to Landlord within ten (10) days of request by Landlord, then Landlord shall have the right, and is hereby expressly directed and authorized by Tenant, to proceed with such Work in a manner which Landlord considers to be commercially reasonable.

         Further, Tenant agrees that it shall provide to Landlord Tenant's drawings and/or plans and specifications and other information pertaining to the interior designs/layout/etc. of the Premises for work to be performed by Tenant in the Premises("Tenant's Work")for review and approval by Landlord and obtain Landlord's approval to such Tenant's Work, which approval shall not be unreasonably withheld or delayed, prior to commencing Tenant's Work in the Premises.

         Landlord agrees to use reasonable efforts to deliver possession of the Premises on or before February 15, 1999.

         (c) Ready for Occupancy. The Premises shall be deemed to be "ready for occupancy" and substantially complete under the terms of this Lease upon delivery of the Premises to Tenant. The opening by Tenant of the Premises for business shall be deemed conclusive that the Premises, driveways, parking areas, and sidewalks were substantially completed and in good order and condition at the commencement of the lease term, and that Tenant accepted delivery of the Premises as substantially completed. If Tenant has taken possession of the Premises as substantially completed, Landlord agrees that it will diligently carry forward the construction of the Premises to final completion.

         5. Installations by Tenant. Landlord may, prior to notifying Tenant that the Premises are ready for occupancy as provided in Section 2(a) hereof, make the Premises available to Tenant for the installation of its store equipment, fixtures and merchandise at Tenant's sole risk, so long as such installation does not interfere with the Landlord's work on the interior of the Premises, but the Commencement Date shall nevertheless be determined as provided in Section 2 hereof. Tenant shall observe and perform all of its obligations under this Lease (except its obligations to pay Fixed Rent, Percentage Rent, or Additional Rent) from the date that the Premises are so made available to Tenant for its work and installations until the Commencement Date, as defined in
Section 2 hereof, in the same manner as though the lease began when the Premises were so made available to Tenant. All work performed by Tenant in the Premises shall be in accordance with applicable laws and building codes; shall be performed in a good and workmanlike manner; and shall be performed by a contractor acceptable to Landlord.

         6.       Use of Parking Areas and Walkways.

         (a) Common Areas. Landlord covenants and agrees that during the term of this Lease, and subject to the provisions hereinafter set forth in Sections 6(b), 6(c), 7(g), 8(e) and 8(f) hereof, Tenant and its officers, employees, agents, customers, business visitors, business guests, licensees and invitees shall be entitled to the non-exclusive use of the parking areas, driveways and walkways within the Site (hereinafter referred to as "Common Areas"), but such use shall be in common with Landlord and all others to whom Landlord has or may hereafter grant similar nonexclusive rights to use the same, including, but not limited to, the owners and tenants of the Site and any lands added thereto, and the officers, employees, agents, customers, business visitors, business guests, licensees and invitees of such owners and tenants, their successors and assigns; provided, however, that such use by Tenant shall be subject to such rules and regulations consistently applied as Landlord may from time to time adopt governing the same; and provided, further, that Landlord shall at all times have full control, management and direction of said Common Areas, and that Landlord shall have the right at any time to change the layout thereof, including the right to reasonably add to or subtract from their shape and size, as well as to alter their location.

         (b) Changes by Landlord. It is understood that EXHIBIT "A" indicates, in general, the proposed plan for development of the Site of which the Premises are a part; that Landlord, in building and operating the improvements on the Site, may (in addition to any specific rights to amend the same elsewhere reserved in this Lease) make such other reasonable departures from said plan as Landlord, in its sole discretion, may from time to time find proper. Landlord may, in its discretion, change the location of other tenants and the nature of any occupancy of any store unit at any time, except only as otherwise provided in this Lease. Tenant understands and agrees that Landlord may from time to time make, anywhere within the Site, alterations or additions to the building on the Site or any lands added thereto, construct additional buildings or improvements and make alterations thereto. It is further understood and agreed that EXHIBIT "A" indicates only a proposed plan of development for the Site. There is no obligation upon Landlord to complete the improvements shown on EXHIBIT "A" other than the improvements necessary to Tenant's use of the

Premises. In exercising its rights under this subparagraph Landlord shall not materially adversely interfere with the direct/immediate visibility of, ingress to or egress from Tenant's Premises.

         (c) Right to Close Common Areas. Landlord shall have the right to close any or all portions of the Common Areas to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein and to close temporarily, if necessary, any part of the Common Areas in order to discourage non-customer parking. All space, areas, and facilities within the Site are to be used and occupied under a license, and if the amount of such space, areas and facilities are diminished, this Lease shall remain in full force and effect and Landlord shall not be subject to any liability nor will Tenant be entitled to any compensation or diminution of rent, nor shall diminution of such space, areas and facilities be deemed constructive or actual eviction. If, as a result of Landlord exercising Landlord's rights under this subparagraph, if Tenant cannot conduct its business in the Premises for a period in excess of three (3) consecutive business days, then a proportionate abatement of the Fixed Rent, Additional Rent and an adjustment of the applicable Breakpoint used for calculating Percentage Rent shall be allowed for such reasonable period during which Tenant cannot conduct its business in the Premises.

         7.       Use and Care of Premises by Tenant.

         (a) Tenant's Use of Premises. Tenant shall use the Premises only for the retail sale of women's clothing and accessories, and home furnishings and accessories. Tenant shall sell merchandise from the Premises at discount prices, namely prices that are at least thirty percent (30%) less than the prices charged by the majority of the other retailers in the metropolitan area in which the Site is located that sell the same or substantially the same merchandise at full retail mark-up. Tenant shall operate its business in the Premises as a factory direct outlet selling its merchandise at discount prices. Tenant agrees that it will not use, or permit or suffer the use of, the Premises, or any part thereof, for any other business or purpose. Tenant shall, on the Commencement Date, open, operate and advertise the Premises under a name of which "J. Jill" is the primary component. Products manufactured by or bearing the label of any other tenant in the shopping center located on the Site of which the Premises is a part shall not be sold in, from or upon the Premises.

         Notwithstanding any other provision of this Lease, in the event Tenant changes the name of all of its other manufacturer outlet stores, then Tenant may change the name under which it does business in the Premises to be consistent with all of its other manufacturer outlet stores.

         (b) Nature of Use. Tenant shall use and occupy the Premises in a careful, safe and proper manner and shall keep the Premises in a clean and safe condition in accordance with applicable laws, regulations and ordinances and the lawful directions of proper public officers and shall not do, or fail to do, anything within the Premises to increase the obligations or liabilities of the Landlord under any applicable laws, regulations and ordinances. Tenant shall use and maintain the Premises consistent with present reasonable standards of good shopping center operations, and Tenant shall not permit solicitations, demonstrations, itinerant vending or any other activities inconsistent with such standards.

         (c) Reputation of the Site. Tenant shall not use, or allow the Premises to be used, for any purpose other than as specified herein and shall not use nor permit the Premises to be used for any unlawful, disreputable or immoral purpose or in any way that will injure the reputation of the building in which the Premises are situated, nor permit the Premises to be occupied in whole or in part by any other person except as otherwise provided herein.

         (d) Extra Hazardous Activity. Tenant agrees that it will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards, or which will prevent Landlord from procuring such policies in companies acceptable to Landlord; and if anything done, omitted to be done or suffered to be done by Tenant, or kept, or suffered by Tenant to be kept, in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or other property of Landlord to be increased beyond the rate from time to time applicable to the Premises for use for the purposes permitted under this Lease or to such other property for the use or uses made thereof, Tenant will pay the amount of such increase promptly upon Landlord's demand.

         (e) Painting and Decorating. Tenant will not paint or decorate any part of the exterior of the Premises, or change the architectural treatment thereof, without first obtaining Landlord's written approval of such painting or decoration; and Tenant will remove promptly upon order of Landlord any paint or any such decoration which has been so applied or installed without Landlord's prior written approval, or take such action with reference thereto as Landlord may direct.

         (f) Snow and Ice. Landlord shall remove snow and ice from areas contiguous to the Premises and from the roof of the Premises and shall maintain the same unobstructed. In accordance with Sub-Section 3(d) and as Additional Rent, Tenant shall reimburse Landlord for a proportionate share of all charges, costs and expenses incurred by Landlord under this Sub-Section 7(f).

         (g) Rubbish and Trash. Tenant shall not permit the accumulation of rubbish, trash, garbage and other refuse (collectively "Refuse") in and around the Premises, will remove same at Tenant's expense, and will keep such Refuse in proper containers on the interior of the Premises until removal by Tenant to the collection area designated by Landlord. In the event Tenant fails to remove any accumulation of Refuse within three (3) days after notice by

Landlord to remove the same, Landlord shall have the right to remove the same in which event the cost thereof shall be paid by Tenant as additional rent for the following month except that Landlord shall at no time be obligated to remove the same but may cancel this Lease if continual violations occur. In the event the City of Lancaster, Pennsylvania, or other governmental authority or service provider levies a service fee or other charge for the collection and removal of Tenant's refuse, Tenant shall pay promptly when due said fee or charge for such service.

         Landlord at its sole option and upon notice to Tenant may provide the service to remove Refuse from the collection area and in accordance with sub-section 3(d) hereof and as Additional Rent Tenant shall reimburse Landlord for a proportionate share of all charges, costs and expenses incurred by Landlord under this sub-section 7(g). Provided, however, Tenant shall pay to Landlord the cost of removal of any of Tenant's excessive Refuse or Refuse which requires special handling out of the ordinary course of waste disposal.

         (h) Indemnification by Tenant. Tenant will indemnify Landlord and hold Landlord harmless against all claims, demands, and judgments for loss, damage, or injury to property or person, resulting or occurring by reason of the use and occupancy of the Premises by Tenant. Landlord may recover any and all costs and expenses incurred by Landlord, including, without limitation, court costs and reasonable attorneys' fees, in enforcing any of its rights or remedies under this Lease.

         (i) Signs. Tenant will place, erect and maintain at its sole expense an internally illuminated sign on the exterior surface of the Premises in a place and of a style and size that conforms with any applicable governmental ordinance and is approved in advance by the Landlord. On and after the Commencement Date, the sign shall include "J. Jill" as a primary component. The sign shall be located on the exterior of the Premises in a place approved in advance by Landlord. The sign shall be of a size and a style including color approved in advance by Landlord. The sign shall be similar and equivalent in quality to signs which have been manufactured by Victory Sign Industries, P.O.Box 1047, Ringgold, Georgia 30736 (Telephone 706-375-6612). Tenant shall maintain any sign permitted hereunder in a good state of repair and shall save the Landlord harmless from any loss, cost or damage as a result of the maintenance of or existence of the same, and shall repair any damage which may have been caused by the maintenance of same. Landlord may place and erect an under-soffit sign of a size and a style similar and equivalent in quality to under-soffit signs presently being used in Landlord's shopping centers. The cost expended by Landlord for such signs shall be additional rent and shall be due and payable with the next installment of rent thereafter due under this Lease.

         (j) Waste. During the term of this Lease, or any renewal or extension thereof, Tenant shall permit no waste, damage or injury to the Premises and Tenant shall initiate and carry out a program of regular maintenance and repair of the Premises so as to impede, to the extent possible, deterioration by ordinary wear and tear.

         8.       Operation of Business.

         (a) Open for Business. Tenant agrees to occupy the Premises and open its store for business fully fixtured, stocked and staffed upon the Commencement Date of the term of this Lease, and thereafter to continuously conduct in one hundred percent (100%) of the space within the Premises the business permitted under Section 7 hereof on all business days, except only as otherwise provided in Sections 8(b) and 8(d) hereof; this covenant by Tenant is a material consideration to Landlord hereunder in order that Tenant might produce the maximum gross sales possible from the Premises during the lease term.

         (b) Business Hours. Tenant will keep its store in the Premises open for business with the public in accordance with the following minimum schedule:

                              Required Store Hours

                          10:00 A.M. through 9:00 P.M.
                             Monday through Saturday
                       1:00 P.M. through 6:00 P.M. Sunday

The hours set forth in the foregoing schedule may be reduced, or changed under either of the following circumstances:

                        (a) If the required store hours violate any applicable statute or ordinance prohibiting the conduct of retail business during such times then the hours shall be reduced to conform to such statute or ordinance; or

                         (b) Upon consent of the Landlord.

Except as it may be necessary that the Premises be closed on account of the order of any duly constituted authority, or for the purpose of making repairs or improvements, or during the period of strikes, lockouts, emergencies or other causes beyond Tenant's control, Tenant shall maintain the Required Store Hours.

         (c) Landlord Approval of Advertising. Tenant will not place or suffer to be placed, or maintain on the interior surface of any display windows or doors of the Premises any sign or advertising matter or other thing of any kind without first obtaining Landlord's written approval thereof. Tenant will not place anything or allow anything to be placed near the glass of any door, partition, wall or window which may be unsightly from outside the Premises.

         (d) Use of Space. Tenant agrees to carry sufficient merchandise in the Premises at all times, but to warehouse, store and/or stock only such quantities of goods, wares and merchandise as are reasonably required by Tenant for sale at retail at, in, on or from the Premises. Tenant agrees to fully and adequately staff the Premises with sufficient employees for the purpose of selling said merchandise and to use for office, clerical or other non-selling purposes only such space in the Premises as is reasonably required for Tenant's business therein, not including any other business of Tenant in locations other than the Premises.

         (e) Character of Operations. Tenant will not conduct any auction, fire, bankruptcy or closeout sales, provided, however, that this provision shall not preclude the conduct of periodic seasonal promotional or clearance sales. Tenant will not utilize any unethical method of business operation. Tenant will not use or permit the use of any apparatus for sound reproduction or transmission of any musical instrument in such manner that the sounds so reproduced transmitted or procured shall be unreasonably audible beyond the interior of the Premises; will not cause or permit objectionable odors to emanate or be unreasonably dispelled from the Premises; and will use its best efforts to prevent the parking or standing, outside of the Premises, of trucks, trailers, or other vehicles or equipment except when actually engaged in loading or unloading.

         Tenant will immediately notify Landlord of the occurrence, or threat, of any picketing, hand billing, protest, boycott of any kind whatsoever with respect to the Premises and Tenant will cooperate with Landlord as may be necessary to prevent, stop or avoid any picketing, hand billing, protest, boycott within the Premises or in the common areas of the shopping center. Tenant will immediately notify Landlord of any complaint, charge, petition or claim filed against Tenant with any federal, state or local court or governmental authority which under reasonable commercial standards creates any adverse effect on Landlord's operations.

         (f) General Covenants of Tenant. Tenant will keep the inside and outside of all glass in the doors and windows of the Premises clean and free of blinds, shades, awnings, draperies or other forms of inside or outside window and door coverings except to the extent, if any, that the character, shape, color, material and make thereof is approved by Landlord; will not place or maintain any merchandise or other thing of any kind in the entry of the Premises or on the sidewalks adjacent thereto or elsewhere on the exterior of the Premises, except such signs as are permitted under Section 7(i) hereof; will maintain the Premises at its own expense in a clean, orderly and sanitary condition and free of insects, rodents, vermin, and other pests; will, at Tenant's sole cost and expense, comply with all laws and ordinances and all valid rules, regulations and requirements of the government of all county, municipal, state, federal and other governmental authorities, now in force or which may hereafter be in force, pertaining to the Premises except that Tenant shall not be required to make any changes to building, systems or structural changes in connection therewith; and will comply with all recommendations of any public or private agency having authority over insurance rates with respect to the use or occupancy of the Premises by Tenant; will not park, and will require its employees to refrain from parking, any vehicle on Landlord's land except in such places as may be designated from time to time by Landlord for the use of Tenant and its employees; and will conduct business in the Premises in all respects in a dignified manner and in accordance with high standards of store operation.

         Notwithstanding anything contained in this Lease to the contrary, there shall be no obligation on the part of Tenant to comply with any of the laws, directions, rules or regulations which may require structural alterations, changes, repairs or additions to the Premises or the Common Areas, which required structural alterations, changes, repairs or additions to the Premises or the Common Areas are the obligation of Landlord unless made necessary by the willful negligence or default of Tenant, in which event, Tenant shall comply at its sole cost and expense.

         (g) Insurance. Tenant agrees to carry at its own expense continuously throughout the term of this Lease comprehensive public liability insurance covering the Premises and Tenant's use thereof, in companies and in a form satisfactory to Landlord, with minimums of $1,000,000.00 on account of bodily injuries to or death of one person and $5,000,000.00 on account of bodily injuries to or death of more than one person as a result of any one accident or disaster, and with $100,000.00 coverage for property damage in an accident, and to deposit said policy or policies (or certificates thereof) with Landlord prior to the date of any use or occupancy of the Premises by Tenant; said policies shall name the Landlord as an additional insured and shall protect Tenant and Landlord, as their interests may appear. Should Tenant fail to carry such public liability insurance, Landlord may at its option (but shall not be required so to do) cause public liability insurance as aforesaid to be issued, and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand. Such liability insurance policy or policies shall bear endorsements to the effect that the insurer agrees to notify Landlord not less than ten (10) days in advance of modification or cancellation thereof.

         Landlord agrees to carry throughout the term of this Lease public liability insurance with respect to the common areas on the Site with a minimum combined coverage for bodily injury and property damage of $5,000,000.00. In accordance with Sub-Section 3(d) and as Additional Rent, Tenant shall reimburse Landlord for a proportionate share of the costs of such insurance.

         (h) Payment of Personal Property Taxes. Tenant further covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock in trade placed in or on the Premises during the term of this Lease.

         9.       Utilities.

         (a) Installation. Landlord shall provide, or cause to be provided, as part of the original installations in the Premises, the necessary mains, conduits and facilities in order that all utility services initially required in connection with installations to be provided by Landlord, as specified in EXHIBIT "C" may be furnished to the Premises. Tenant shall provide or cause to be provided all other mains, conduits and facilities necessary to provide utility services to the Premises.

         (b) Gas, Electricity, Water and Sewer, Lights, Heat, Power and Telephone Charges. The Tenant shall pay all charges for gas, electricity, water and sewer, light, heat, power and telephone or other communication service used, rendered or supplied upon or in connection with the leased property and shall indemnify the Landlord against any liability or damages on such account.

         (c) Advances by Landlord. Any amounts paid by Landlord for Tenant's account as herein provided and any amounts paid by Landlord to keep the Premises in a clean, safe and healthy condition, as herein specified, or to make up any default on Tenant's part, or to fulfill Tenant's covenants herein written, are hereby agreed and declared to be so much additional rent and shall be due and payable with the next installment of rent thereafter due under this Lease.

         10. Alterations or Improvements by Tenant. (a) Tenant shall have the right during the continuance of this Lease to make such alterations or improvements in the Premises, excepting structural alterations or improvements, as may be proper and necessary for the conduct of its business and for the full beneficial use of the Premises permitted herein, provided Tenant shall pay all costs, expenses and charges thereof, shall make such alterations and improvements in accordance with applicable laws and building codes; in a good and workmanlike manner; and performed by a contractor acceptable to Landlord, and Tenant shall fully and completely indemnify Landlord against any mechanic's lien or other liens or claims in connection with the making of such alterations and improvements. Tenant shall not make, nor permit to be made, any alterations, additions or improvements of a structural nature to the interior, exterior or store front of the Premises, or to the plumbing, heating or air conditioning systems. Tenant shall promptly repair any damages to the Premises, or to the building of which the Premises are a part, caused by any alterations, additions or improvements of the Premises by Tenant.

         (b) With respect to work performed at the Premises and/or Tenant's obligation under this Lease including its rights under Section 5 hereof and
Section 10(a) hereof , all contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's general contractor and other contractors on the job. All work performed by Tenant during the term of the Lease shall be performed so as to cause a minimum of interference with other tenants and the operation for the project.

         11. Removal of Improvements. Except as otherwise hereinafter provided, all alterations, improvements, furnishings and other equipment installed in the Premises by Tenant and paid for by it shall remain the property of Tenant and may be removed by Tenant upon the termination of this Lease, provided (a) that any of such items as are affixed to the Premises and require severance may be removed only if Tenant shall repair any damage caused by such removal and (b) that Tenant shall have fully performed all of the covenants and agreements to be performed by it under the provisions of this Lease. If the Tenant fails to remove such items from the Premises prior to the date of termination of this Lease, all such alterations, decorations, additions and improvements shall become the property of the Landlord unless Landlord elects to require their removal in which case Tenant shall promptly remove same and restore the Premises to its prior condition. Notwithstanding anything to the contrary provided herein, in no event shall Landlord require Tenant to remove alterations and improvements made to the Premises by Tenant prior to the Commencement Date which are customary in connection with the fixturing of space for the uses permitted hereunder.

         Notwithstanding the above, within the Sign Removal Period (hereinafter defined), Tenant shall remove the signage permitted by Section 7(i) hereof, and shall repair any damage caused by such removal. Such removal and repair shall be by a Landlord approved certified Exterior Insulated Finishing System (EIFS) contractor and such contractor shall restore the fascia to substantially the condition at the time of commencement of this Lease, and such activity shall be at the sole cost and expense of the Tenant. In the event Tenant fails to remove such signage by the end of the Sign Removal Period, Landlord may immediately remove the signage and dispose of it at Landlord's sole discretion, and repair any damage caused by such removal and the cost of removal and repair plus a 15% service fee shall be charged to Tenant who shall make payment to Landlord within ten (10) days of demand. The Sign Removal Period shall be the 24 hour period commencing with the hour the Premises is permanently closed for business to the public.

         12. Access to Premises. Landlord may have free access to the Premises at all reasonable times for the purpose of examining the same or making any alterations or repairs to the Premises that Landlord may deem necessary for its safety or preservation, and also during the last three (3) months of the term of this Lease for the purpose of exhibiting the Premises and putting up the usual notice "to Rent", which notice shall not be removed, obliterated or hidden by Tenant; provided, however, that any such action by Landlord shall cause as little inconvenience as reasonably practicable. Such action shall not be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement of rent, or damages for any injury or inconvenience occasioned thereby.

         13.      Repairs by Landlord.

         (a) Landlord shall provide for the care, maintenance and repair of the Common Areas on the Site including but not limited to repairing, replacing and restriping paved parking areas when needed, keeping Common Areas reasonably clear of litter and snow, maintaining any plantings and landscaped areas and keeping Common Areas reasonably lighted at times when substantially all of the stores on the Site are open for business. Repairs and Common Area Maintenance shall further include expenses actually incurred by Landlord which, in Landlord's judgment, are necessary, appropriate and/or beneficial generally to the operation of the shopping center located on the Site, of which the Premises are a part, including but not limited to the cost of maintaining a business office and the cost of security, traffic control, maintenance and supervision personnel, the cost of maintaining and replacing the septic system used in the operation of the shopping center located on the Site, the cost of providing rest room facilities for customers of the complex, and the cost of making provisions for buses and their drivers bringing shoppers to the complex. In addition to such expenses set forth in this Section 13 an administrative cost equal to fifteen percent (15%) of all such expenses shall be included as part of Repairs and Common Area Maintenance.

         Repairs and Common Area Maintenances shall not include the following:
(a) brokerage, leasing commissions or fees, advertising or promotional expenses, legal fees and any other expenses incurred in connection with the leasing of space in the Shopping Center; (b) the cost of installations, alterations, changes or repairs of such nature which is required to be capitalized under generally accepted accounting principles except for the portion calculated based on a straight line basis over the actual economic life of such installation, alteration, change or repair; (c) the cost of correcting latent defects in the initial construction of the shopping center.

         (b) Landlord shall keep and maintain the foundation, roof and structural portions of the walls, floors and the building systems, of the building in which the Premises are located in good condition and repair, and such activity shall be included in Common Area Maintenance and reimbursed by Tenant in accordance with subsection (a) of this Section 13.

         In accordance with Sub-Section 3(d) and as Additional Rent, Tenant shall reimburse Landlord for a proportionate share of all charges, costs and expenses incurred by Landlord under this Section 13. The provisions of this Section shall not apply in the case of damage or destruction by fire or other casualty or by Eminent

Domain, in which events the obligations of Landlord shall be controlled by either Section 20 or Section 22 hereof.

         14. Reservation of Landlord. Landlord reserves the right to place, maintain, repair and replace such utility lines, pipes, tunneling, and the like, in, under, over and upon the Premises as may be reasonably necessary or advisable for the servicing of the Premises or of other portions of the Site of which the Premises are a part. Landlord reserves the right of use of the roof and exterior walls of the Premises and of the building or buildings of which the Premises are a part.

         Landlord shall use reasonable efforts to place such utility lines, pipes, etc. above the ceiling or below the floor of the Premises and such installation shall not unreasonably adversely interfere with the aesthetic appearance of the Premises.

         15. Liability. Landlord shall not be liable for any damage done or occasioned by or from the electrical system, the heating or air conditioning system, the plumbing and sewer systems in, upon or about the Premises or the building of which the Premises are a part, nor for damages occasioned by water, snow or ice being upon or coming through the roof, trapdoor, walls, windows, doors or otherwise, nor for any damage arising from acts of negligence of co-tenants or other occupants of the building or buildings of which the Premises may be a part, or the acts of any owners or occupants of adjoining or contiguous property; and furthermore, Landlord shall not be liable for any damage occasioned by reason of the construction of the Premises or for failure to keep the Premises in repair, unless Landlord is obligated to make such repairs under the terms hereof, and unless notice of the need for repairs has been given Landlord, a reasonable time has elapsed and Landlord has failed to make such repairs. In any events, Landlord shall not be liable for any damage to Tenant's leasehold improvements, fixtures, or merchandise resulting from fire or other insurable hazards, regardless of the cause thereof, and Tenant hereby releases Landlord from all liability for such damage.

         16. Repairs by Tenant / HVAC Contract.

         (a) Repairs by Tenant. Tenant shall keep and maintain the Premises and any fixtures, facilities or equipment contained therein, in good condition and repair, including, but not limited to, the heating, air conditioning, electrical, plumbing and sewer systems, the exterior doors and window frames and shall make any replacements thereof and of all broken and cracked glass as may become necessary during the term of this Lease or any renewal or extension thereof, excepting, however, such repairs and replacements as are the obligation of Landlord under Section 13 hereof, and excepting any repairs made necessary by reason of damage due to fire or other casualty covered by standard fire and extended coverage insurance or by taking by eminent domain. If Tenant refuses or neglects to commence or complete repairs promptly and adequately, Landlord may, but shall not be required to do so, make or complete said repairs and Tenant shall pay the cost thereof to Landlord upon demand.

         (b) HVAC Contract. During the term of this Lease, Tenant agrees to employ, pursuant to written contract running to the benefit of the Landlord, a contractor acceptable to Landlord to perform Tenant's obligations for the regular factory recommended maintenance and service of the heating, cooling and ventilating units serving the Premises. Prior to the Commencement Date, Tenant shall deliver a fully executed copy of the contract to the Landlord. Such maintenance program shall include all regular factory recommended maintenance and service and at least semiannual inspections, filter replacements, and cleaning of said units and systems, together with such adjustments and servicing as each inspection discloses to be required or reasonably recommended and, in addition, all repairs, testing and servicing as shall be necessary or reasonably required by Landlord or Landlord's insurance underwriter.

         17. (a) Default by Tenant. This Lease is made upon the condition that the Tenant shall punctually and faithfully perform all of the covenants and agreements by it to be performed as herein set forth, and if any of the following events of default shall occur, to-wit: (a) any installment of Fixed Rent, Percentage Rent, Additional Rent or any other sums required to be paid by the Tenant hereunder, or any part thereof, shall at any time be in arrears and unpaid for five (5) business days after written demand therefor, or (b) Tenant fails to strictly comply with the provisions of Item 8(a), 8(b), 8(d), 8(e) or 8(f) hereof and such failure continues after five (5) business days written notice thereof and/or such failure, whether or not previously timely cured, re-occurs more than three (3) times within any lease year; or (c) at the election of Landlord there be a default by Tenant beyond any applicable cure period under any other lease between Landlord and Tenant or an affiliate, subsidiary, parent or other related entity of Tenant; or (d) there be any default on the part of the Tenant in the observance or performance of any of the other covenants, agreements, or conditions of this Lease on the part of the Tenant to be kept and performed, and said default shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant (unless such default cannot reasonably be cured within fifteen (15) days and Tenant shall have commenced to cure said default within said fifteen (15) days and continues diligently to pursue the curing of the same), or (e) the Tenant shall file a petition in bankruptcy or be adjudicated a bankrupt, or file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation, or make an assignment for the benefit of creditors, or (f) any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed in any action, suit or proceeding by or against Tenant and such proceeding or action shall not have been dismissed within thirty (30) days after such appointment, or (g) the leasehold estate hereby created shall be taken on execution or by other process of law, or (h) Tenant shall vacate or abandon the Premises, then and in any of said cases, the Landlord at its option may terminate this Lease and re-enter upon the Premises and take possession thereof with full right to sue for and collect all sums or amounts with respect to which Tenant may then be in default and accrued up to the time of such entry, including damages to the Landlord by reason of any breach or default on the part of the Tenant, or the Landlord may, if he elects so to do, bring suit for collection of such rents and damages without entering into possession of the Premises or avoiding this Lease.

         In addition to, but not in limitation of, any of the remedies set forth in this Lease or given to the Landlord by law or in equity, the Landlord shall also have the right and option, in the event of any default by the Tenant under this Lease and the continuance of such default after the period of notice above provided, to retake possession of the Premises from the Tenant by summary proceedings or otherwise, and it is agreed that the commencement and prosecution of any action by the Landlord in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the Premises, shall not be construed as an election to terminate this Lease unless the Landlord expressly exercises its option hereinbefore provided to declare the term hereof ended, whether or not such entry or re-entry be had or taken under summary proceedings or otherwise, and shall not be deemed to have absolved or discharged the Tenant from any of its obligations and liabilities for the remainder of the term of this Lease, and the Tenant shall, notwithstanding such entry or re-entry, continue to be liable for the payment of the rents and the performance of the other covenants and conditions hereof and shall pay to the Landlord all monthly deficits after any such re- entry in monthly installments as the amounts of such deficits from time to time are ascertained and, if in the event of any such ouster, the Landlord rents or leases the Premises to some other person, firm or corporation (whether for a term greater, less than or equal to the unexpired portion of the term created hereunder) for an aggregate rent during the portion of such new lease co-extensive with the term created hereunder which is less than the rent and other charges which the Tenant would pay hereunder for such period, Landlord may immediately upon the making of such new lease or the creation of such new tenancy sue for and recover the difference between the aggregate rental provided for in said new lease for the portion of the term co- extensive with the term created hereunder and the rent which Tenant would pay hereunder for such period, together with any expense to which the Landlord may be put for brokerage commission, placing the Premises in tenantable condition or otherwise. In determining the rent payable by Tenant hereunder a sum equal to the average amount of annual Percentage Rent (if any) paid by Tenant to the Landlord pursuant to the provisions of Section 3(b) hereof for the period since the Commencement Date of this Lease which preceded any such default, prorated, shall be added to the Fixed Rent as provided in Section 3(a) hereof. If such new lease or tenancy is made for a shorter term than the balance of the term of this Lease, any such action brought by the Landlord to collect the deficit for that period shall not bar the Landlord from thereafter suing for any loss accruing during the balance of the unexpired term of this Lease. If Tenant at any time shall fail to pay any taxes, assessments, or liens, to make any payment or perform any act required by this Lease to be made or performed by it, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred, together with interest thereon at the rate of twelve percent (12%) per annum from the date of payment or incurring thereof, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other remedies allowed at law or in equity.

Further, in addition to, but not in limitation of any of the remedies otherwise available to Landlord, in the event (a) Tenant should fail to take possession of the Premises within ten (10) days of the date possession is tendered by Landlord to Tenant (such failure herein referred to as the "Failure to Take Possession") or (b) Tenant should fail to perform its buildout work, fully fixture, stock and staff the Premises and open the Premises for business to the public on or before thirty (30) days after the Commencement Date (such failure herein referred to as the "Failure to Operate"), or (c) Tenant should fail to deliver any required Security Deposit within the time specified in the Lease or, if such Security Deposit is made by check and such check is not honored by the bank on which the check is drawn for any reason (such failure herein referred to as the "Failure to Deposit"),or (d) Tenant should fail to comply with the provisions of Section 10(b) (such failure referred to as "Contractor Failure") then Landlord shall have the right at its option to treat such Failure to Take Possession, Failure to Operate, Failure to Deposit and/or Contractor Failure as a default within the meaning of this Lease the remedy for which default is that at the option of Landlord the Lease may be forfeited by Tenant and thereby become null and void, which option shall be exercised by Landlord in writing to Tenant, and upon delivery of such notice of exercise of option this Lease shall be forfeited and this Lease shall be void ab initio, and possession of Premises shall be in Landlord and not in Tenant and Tenant shall immediately vacate the Premises and upon failure to so vacate may be ousted by Landlord.

         18. Rent Demand. Every demand for rent due wherever and whenever made shall have the same effect as if made at the time it falls due and at the place of payment, and after the services of any notice or commencement of any suit, or final judgment therein, Landlord may receive and collect any rent due, and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment.

         19.      Notices / Time.

         (a) Notices. Any notice or consent required to be given by or on behalf of either party to the other shall be in writing and shall be given by mailing such notice or consent by registered or certified mail, return receipt requested, addressed to Landlord at the address hereinabove specified, or by Federal Express or comparable overnight air courier service - Next Day - Morning Delivery addressed to Landlord at 1400 West Northwood Street, Greensboro, North Carolina 27408 (Telephone: 336-274-1666), and to the Tenant at the address hereinabove specified and to the Premises, or such other address as either party may from time to time designate as its notice address by notifying the other party thereof. Notice so sent shall be deemed given (a) when personally delivered, or (b) on the first business day following deposit with Federal Express or a comparable overnight air courier service providing written evidence of next day delivery, such notice or consent not to be included with any other items being transmitted to Landlord, Tenant, or any other party, or (c) five (5) business days following deposit in the United States mail, if notice is sent by registered or certified mail, with return receipt requested, first class postage prepaid.

         (b) Time. Time is of the essence in performance of all obligations and exercise of all rights under this Lease.

         20. Damage and Destruction. In the event the Premises are damaged by fire, explosion or other casualty or occurrence to an extent which is less than twenty-five percent (25%) of the cost of replacement of the Premises, the damage shall promptly be repaired by Landlord, at Landlord's expense, provided that Landlord shall not be obligated to expend for such repairs an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage and that in no event shall Landlord be required to repair or replace Tenant's stock in trade, fixtures, furniture, furnishings, or floor coverings and equipment. In the event of such damage and (a) Landlord is not required to repair as hereinabove provided, or (b) the Premises are damaged by fire, explosion or any other casualty or occurrence to the extent of twenty-five percent (25%) or more of the cost of replacement of the Premises, or (c) the building of which the Premises are a part is damaged to the extent of fifty percent (50%) or more of the cost of replacement, Landlord may elect either to repair or rebuild the Premises, or the building of which the Premises are a part, as the case may be, or to terminate this Lease upon giving notice of such election in writing to Tenant within ninety (90) days after the happening of the event causing the damage. If the casualty, repairing, or rebuilding shall render the Premises untenantable, in whole or in part, a proportionate abatement of the Fixed Rent shall be allowed from the date when the damage occurred until the date Landlord completes the repairs or rebuilding, said proportion to be computed on the basis of the relation which the gross square foot floor area of the space rendered untenantable bears to the gross square foot area of the Premises. If Landlord is required or elects to repair the Premises as herein provided, Tenant shall repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment.

         Landlord shall procure and maintain "all risks" property insurance on all buildings and improvements now or hereafter erected on the Site. Such insurance shall be for the full replacement cost of such improvements. In accordance with sub-

Section 3(d) and as Additional Rent, Tenant shall reimburse Landlord for a proportionate share of the costs of such insurance.

         21. Mortgage Subordination. Upon written request or notice by Landlord, concurred in by any mortgagee or trustee of the Site or by any person, firm or corporation intending to become such a mortgagee or trustee, Tenant agrees to subordinate its rights under this Lease to the lien or liens of any mortgages or deeds of trust that may hereafter be placed upon the Site and the Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in said mortgages or deeds of trust shall agree to recognize the lease of Tenant in the event of foreclosure if Tenant is not in default beyond any applicable grace period. Tenant also agrees that any mortgagee or trustee may elect to have this Lease a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Tenant agrees that, upon the requests of Landlord, any mortgagee, or any trustee named in such mortgages or trust deeds, it shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section, and in the event Tenant fails so to do within ten (10) business days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact and in its name, place and stead so to do.

         This Lease and all of the rights of Tenant hereunder are and shall be subject and subordinate to the lien of any mortgage or deed of trust ("Mortgage") now existing, or which hereinafter may be placed, on the Premises or the Site, or any part thereof, and to any and all renewals, modifications, consolidations, replacements, extensions, or substitutions of any such Mortgage; provided, nevertheless, each Mortgage shall contain provisions to the effect that so long as Tenant is not in default under this Lease, no foreclosure of lien of any such Mortgage shall impair Tenant's right to quiet possession of the Premises pursuant to the provisions of this Lease. Such subordination shall be automatic, without the execution of any further subordination agreement by Tenant.

         With respect to any lien or liens of any mortgages or deeds of trust placed upon the Site and the Premises as of the date of this Lease, Landlord shall request such mortgagee or trustee to enter into a non-disturbance agreement with Tenant provided Tenant agrees to attorn to the interests of the mortgagee in the event of a foreclosure.

         22. Eminent Domain. In the event the Premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation award therefor, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion, and fee, shall belong to the Landlord without any deduction therefrom or any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to any such award. Although all damages in the event of any condemnation are to belong to the Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold, reversion or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

         If the whole of the Premises shall be taken by any public authority under the power of eminent domain, this Lease shall terminate as of the day possession shall be taken by such public authority, and Tenant shall pay rent up to that date with an appropriate refund by Landlord of such rent as shall have been paid in advance for a period subsequent to the date of the taking. If less than twenty-five percent (25%) of the floor space of the Premises shall be so taken, this Lease shall terminate only with respect to the parts so taken as of the day possession shall be taken by such public authority, and Tenant shall pay rent up to that day with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking and, thereafter, the Fixed Rent shall be equitably adjusted, and Landlord shall at its expense make all necessary repairs or alterations to the basic building and exterior and interior work so as to restore the Premises to its condition prior to such taking. If more than twenty-five percent (25%) of the floor space of the Premises shall be so taken, then this Lease shall terminate with respect to the part so taken from the day possession shall be taken by such public authority, and Tenant shall pay rent up to that day with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking, and either party shall have the right to terminate this Lease upon notice in writing within thirty (30) days after such taking of possession; in the event that Tenant remains in possession, and if Landlord does not so terminate, all of the terms herein provided shall continue in effect except that the rent shall be equitably abated, and Landlord shall make all necessary repairs or alterations to the basic building and exterior and interior work so as to restore the Premises to its condition prior to such taking. If more than fifty percent (50%) of the floor space of the building in which the Premises are located shall be taken under the power of eminent domain, Landlord may, by notice in writing to Tenant delivered on or before the day of surrendering possession to the public authority, terminate this Lease, and rent shall be paid or refunded as of the date of termination.

         Notwithstanding the above, if so much of the Premises is permanently taken and Landlord within ninety (90) days of the taking does not commence to restore the Premises to an architectural unit suitable for the conduct of Tenant's business, or if the Premises includes less than 2,500 square feet of floor area, then a proportionate abatement of the Fixed Rent shall be allowed from the date of such taking until the date Landlord completes the repairs or rebuilding, said proportionate share to be computed on the basis of the relation which the gross square foot floor area of the space rendered taken bears to the gross square foot area of the Premises.

         23.      Assignment and Subletting.

         (a) Tenant shall not sublet said Premises or any part thereof nor assign this Lease, without in each case the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Any transfer of this Lease from Tenant by merger, consolidation, liquidation or otherwise by operation of law shall constitute an assignment for the purpose of this Lease and shall require the written consent of Landlord. Provided, however, the use occupancy, assignment or subletting of the Premises to any company, corporation, firm or entity which is affiliated or related to, or a parent or a subsidiary of Tenant or into which Tenant may be merged or consolidated or to which substantially all of Tenant's assets may be transferred (hereinafter referred to as an "Affiliated Entity") shall not be deemed an assignment or subletting requiring the prior written consent of Landlord provided that such Affiliated Entity has a net worth equal to or greater than that of Tenant if such Affiliated Entity is other than a parent or subsidiary of Tenant resulting from a corporate restructure and evidence of such is provided Landlord ten (10) days prior to such assignment or subletting, and provided further that the nature of the operations remain as set forth in Paragraph 7(a) hereof, and provided further that such Affiliated Entity has national recognition and name awareness within the industry as a retailer of comparable or better caliber than Tenant selling products at an outlet price structure. Any transfer, sale or other disposition of the controlling stock of the Tenant and/or of substantially all of the assets of Tenant shall be deemed an assignment of this Lease requiring the Landlord's written consent; provided, however, that if the stock of such corporation is regularly traded on any recognized securities market, the transfer of stock will not be prohibited hereby. Tenant shall not permit any business to be operated in or from the Premises by any concessionaire or licensee without the prior written consent of Landlord. Any consent by Landlord to any assignment or subletting, or to the operation by a concessionaire or licensee, shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting, or operation by a concessionaire or licensee. In the event that Tenant shall at any time, during the term of this Lease, sublet all or any part of said Premises or assign this Lease, either with the consent of Landlord as hereinbefore provided or without the consent of Landlord, then, and in such event, it is hereby mutually agreed that Tenant shall nevertheless remain fully liable under all of the terms, covenants and conditions of this Lease. If this Lease be assigned, or if the Premises or any part thereof be subleased or occupied by anybody other than Tenant, Landlord may collect from the assignee, subtenant or occupant any rent or other charges payable by Tenant under this Lease, and apply the amount collected to the rent and other charges herein reserved, but such collection by Landlord shall not be deemed an acceptance of the assignee, subtenant or occupant as a tenant nor a release of Tenant from the performance by Tenant under this Lease. Tenant shall not advertise the Lease for assignment nor shall Tenant advertise the Premises or any part thereof for sublease in any trade magazine, newspaper, or in any other printed publication or in any audio, video, or magnetic medium.

         (b) If Landlord should sell or otherwise transfer its interest in the Premises upon an undertaking by the purchaser or transferee to be responsible for all of the covenants and undertakings of Landlord, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modification or amendments thereof, or extensions or renewals thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of Landlord's interest.

         24. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rental herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided for in this Lease or available at law or in equity.

         25. Estoppel Certificates. At any time and from time to time, Tenant agrees, upon request in writing from Landlord, to promptly without delay execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Fixed Rent, Percentage Rent, Additional Rent, and other charges hereunder have been paid. In addition, Tenant agrees to furnish Landlord, upon request and after Tenant has opened its doors for business in the Premises, a letter addressed to Landlord's mortgagee or financial institution, giving the following information or any part thereof requested by Landlord: (i) that the Premises have been completed on or before the date of such letter and that all conditions precedent to the lease taking effect have been carried out; (ii) that Tenant has accepted possession, that the lease term has commenced, that Tenant is occupying the Premises and that Tenant knows of no default under the lease by the Landlord; (iii) the actual commencement date of the lease and the expiration date of the lease; and (iv) that the

Tenant's store is open for business. In the event the Tenant fails to provide such letter as above-described within ten (10) business days after Landlord's written request therefor, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead so to do. At any time and from time to time, Landlord agrees, upon ten (10) days request in writing from Tenant, to execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Fixed Rent, Percentage Rent, Additional Rent and other charges hereunder have been paid, and stating whether Tenant is in default hereunder, and if so the nature of such defaults.

         26. Waiver. No waiver of any condition or legal right or remedy shall be implied by the failure of Landlord to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant shall be valid unless it be in writing signed by Landlord. No waiver by Landlord in respect to one tenant of the building in which the Premises are located shall constitute a waiver in favor of any other tenant, nor shall the waiver of a breach of any condition be claimed or pleaded to excuse a future breach of the same condition or covenant. The mention in this Lease of any specific right or remedy shall not preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity; and for the purpose of any suit by Landlord brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained as successive periodic sums shall mature under this Lease and it is further agreed that failure to include in any suit or action any sum or sums then matured shall not be a bar to the maintenance of any suit or action for the recovering of said sum or sums so omitted.

         27. Quiet Enjoyment. Landlord hereby covenants and agrees that if Tenant shall perform all the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance from Landlord or any person or persons lawfully claiming the Premises.

         28. Interpretation. Wherever either the word "Landlord" or "Tenant" is used in this Lease, it shall be considered as meaning "Landlords" or "Tenants", respectively, wherever the context permits or requires, and when the singular and/or neuter pronouns are used herein, the same shall be construed as including all persons and corporations designated respectively as Landlord or Tenant in the heading of this instrument wherever the context requires.

         29. No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

         30. Exceptions to Demise. Notwithstanding anything to the contrary herein contained, this Lease is subject to utility easements, both recorded and unrecorded.

         31. Paragraph Headings. The paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

         32. Lease Inures to Benefit of Assignees. This Lease and all the covenants, provisions and conditions herein contained shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns, respectively, of the parties hereto, provided, however, that no assignment by, from, through or under Tenant in violation of the provisions hereof shall vest in the assigns any right, title or interest whatever.

         33.      Entire Agreement / Severability.

         (a) Entire Agreement. This Lease and the exhibits attached hereto, and any Rider attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. This Lease shall not be orally amended, modified or terminated, nor shall any obligation hereunder be waived orally. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless and until reduced to writing and signed by them and by any lender to Landlord if such consent is required as a condition of financing to Landlord. Tenant agrees that Landlord and its agents have made no representations or promises with respect to the Premises or the building or property of which the same are a part except as herein expressly set forth.

         (b) Severability. If any provisions of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

         34. Surrender and Holding Over. Tenant shall deliver up and surrender to Landlord possession of the Premises upon the expiration of the Lease, or its termination in any way, in as good condition and repair as the same shall be on the date on which the Premises are delivered to Tenant by Landlord (damage by fire and other casualty, taking by eminent domain and ordinary wear and decay only excepted), and shall deliver the keys at the office of Landlord or Landlord's agent. As provided in Section 11 of this Lease Tenant shall remove all signage and shall repair any damage caused by the removal of such signage. Should Tenant or any party claiming under Tenant remain in possession of the Premises, or any part thereof, after any termination of this Lease, no tenancy or interest in the Premises shall result therefrom but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal, and Tenant shall upon demand pay to Landlord, as liquidated damages, a sum equal to Additional Rent plus double the Fixed Rent as specified herein for any period during which Tenant shall hold the Premises after the stipulated term of this Lease may have terminated.

         35. Liability of Landlord. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Site and out of rents or other income from such property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Site, and neither the Landlord nor any partner or employee of the partnership designated herein as Landlord shall be liable for any deficiency.

         This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of Tanger Properties Limited Partnership by its Authorized Agent or by Tanger Factory Outlet Centers, Inc., its sole general partner or officers thereof in their representative capacity and not individually, and bind only Tanger Properties Limited Partnership and no employee, agent, officer, partner or shareholder of Tanger Properties Limited Partnership or Tanger Factory Outlet Centers, Inc. shall be bound or held to any personal liability in connection with the obligations of Tanger Properties Limited Partnership thereunder, and any person or entity dealing with Tanger Properties Limited Partnership in connection therewith shall look solely to Tanger Properties Limited Partnership for the payment of any claim or for the performance of any obligation thereunder. The foregoing shall also apply to any future documents, agreements, understandings, and arrangements which may relate to this transaction.

         36. Waiver of Subrogation. Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or any one for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder.

         Each party shall request its insurance carriers to include a waiver of subrogation clause in all insurance policies which relate to the Leased Premises or use of the Leased Premises so long as such clause is obtainable without extra cost, or, if extra cost shall be charged therefor, so long as the other party pays such entire cost. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

         37. Retail Restriction Limit. Except for the store currently leased in Redding, Pennsylvania during the term of this Lease (including any extension or renewal thereof) and for a period of one year thereafter, Tenant shall not directly or indirectly own, operate or be financially interested in, either by itself or with others within a radius of fifty (50) miles of the perimeter of the shopping center located on the Site, of which the Premises are a part, a business like or similar to the business permitted to be conducted in the Premises. This provision shall apply to any principal or partner of Tenant, if Tenant is a partnership or joint venture, and to any officer, director or shareholder owning more than ten percent (10%) of the capital stock of Tenant, if Tenant be a corporation other than a corporation whose shares are regularly traded on a nationally recognized exchange including but not limited to NASDQ. Landlord, for breach of this covenant and in addition to any other remedy otherwise available, may require that all sales from any such competing business be included within the gross sales as defined in Section 3(b)(iii) hereof as though such sales had actually been made from the Premises.

         38. Financial Statements. At the request of Landlord, Tenant shall, not later than ninety (90) days following the close of each fiscal year of Tenant during the term of this Lease, furnish to Landlord a balance sheet of Tenant as of the end of such fiscal year and a statement of income and expense for the fiscal year then ended together with an opinion of an independent certified public accountant of recognized standing to the effect that said financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of Tenant as of and for the period covered.

         IN TESTIMONY WHEREOF, the Landlord and Tenant have caused this Lease to be signed in triplicate as of the day and year first above written.

LANDLORD:                   TANGER PROPERTIES LIMITED PARTNERSHIP, a
                            North Carolina limited partnership

                            By: Tanger Factory Outlet Centers, Inc., its sole general partner
(Corporate
         Seal)
                            BY:      /s/ Rochelle G. Simpson
                                     ------------------------------------
                                     Rochelle G. Simpson
                                     Senior Vice President-Administration
ATTEST:

/s/ Virginia R. Summerell
-------------------------
Virginia R. Summerell
Assistant Secretary
TENANT:                     DM MANAGEMENT COMPANY

(Corporate
     Seal)
                            BY:      /s/ Patricia C. Selander
                                     ------------------------
                                     President/Vice President
ATTEST:
/s/ Olga L. Conley
-----------------------------
Secretary/Assistant Secretary


                                    LANDLORD
                                NOTARY PROVISION

STATE OF North Carolina
         --------------
COUNTY OF
         --------------

         I, Betty E. Massey, a Notary Public for the above State and County do hereby certify that Virginia R. Summerell personally appeared before me this day and acknowledged that she is Assistant Secretary of TANGER FACTORY OUTLET CENTERS, INC., a Corporation, which is the General Partner of Tanger Properties Limited Partnership, a North Carolina Limited Partnership and that by authority duly given and as the act of the corporation the foregoing Lease Agreement was signed in its name by its Senior Vice President of Administration, sealed with its corporate seal and attested by herself as its Assistant Secretary.

         Witness my hand and notarial seal this the 29 day of October, 1998.


                                  /s/ Betty E. Massey
                                  -------------------
                                  Notary Public

My commission expires:

6/14/99
----------------------
(Notary
     Seal)

                                     TENANT
                                NOTARY PROVISION


STATE OF Massachusetts
COUNTY OF Norfolk

         I, Nancy B. Marse, a Notary Public for the above State and County, do hereby certify that Olga L. Conley
                     ---------------------------------------
                     (NAME OF SECRETARY/ASSISTANT SECRETARY)
personally appeared before me this day and acknowledged that he/she is Secretary/Assistant Secretary of DM MANAGEMENT COMPANY, a Corporation and that by authority duly given and as the act of the corporation the foregoing Lease Agreement was signed in its name by its President/Vice President, sealed with its corporate seal and attested by himself/herself as its Secretary/Assistant Secretary.

         Witness my hand and notarial seal this the 23rd day of October, 1998.


                                  /s/ Nancy B. Marse
                                  ------------------
                                  Notary Public

My commission expires:

 7/2/04
---------------------


(Notary
     Seal)

                                  Exhibit "A"

                                Drawing of Site



                                    Omitted

                                   EXHIBIT "B"
                                LEGAL DESCRIPTION

ALL THAT CERTAIN lot or tract or land SITUATE on the South Side of U.S. Route 30, the Lincoln Highway East, Legislative Route 215, east of Millstream Road, T-539, in East Lampeter Township, Lancaster County, Pennsylvania, as shown on a Plan prepared by Huth Engineers Inc., dated September 4, 1987, Drawing No. LA-1565-8, said tract being more fully bounded and described as follows:

BEGINNING at an iron pin on the Southern right of way line of the Lincoln Highway East, 50 feet wide, said pin being a corner of land of Hugh D. Summers; thence along land of Hugh D. Summers the following two courses and distances:
(1) South 22 degrees 44 minutes 20 seconds West, a distance of 250.00 feet to an iron pin; (2) South 66 degrees 15 minutes 40 seconds East, a distance of 400.04 feet to a concrete monument, a corner of land of the Host of America, Inc.; thence along the same the following fourteen (14) courses and distances: (1) South 13 degrees 03 minutes 55 seconds East, a distance of 346.81 feet to a concrete monument; (2) South 13 degrees 59 minutes 45 seconds East, a distance of 99.94 feet to an iron pin; (3) South 76 degrees 05 minutes 40 seconds West, a distance of 10.87 feet to an iron pin; (4) South 10 degrees 16 minutes 15 seconds East, a distance of 107.52 feet to an iron pin; (5) South 04 degrees 44 minutes 30 seconds East, a distance of 100.62 feet to an iron pin; (6) South 05 degrees 39 minutes 15 seconds West, a distance of 101.83 feet to an iron pin;
(7) South 14 degrees 21 minutes 10 seconds West, a distance of 101.52 feet to an iron pin; (8) South 21 degrees 36 minutes 15 seconds West, a distance of 101.97 feet to an iron pin; (9) South 33 degrees 21 minutes 05 seconds West, a distance of 100.24 feet to an iron pin; (10) South 39 degrees 01 minutes 50 seconds West, a distance of 97.75 feet to an iron pin; (11) South 48 degrees 20 minutes 30 seconds West, a distance of 97.33 feet to an iron pin; (12) South 56 degrees 00 minutes 30 seconds West, a distance of 97.29 feet to an iron pin; (13) South 64 degrees 11 minutes 00 seconds West, a distance of 100.98 feet to an iron pin;
(14) South 76 degrees 16 minutes 20 seconds West, a distance of 185.07 feet to an iron pin, a corner of land of Benuel H. and Sylvia K. King; thence along the same North 14 degrees 53 minutes 35 seconds West, a distance of 522.06 feet to an iron pin; thence in and along the centerline of Millstream Road, the following two (2) courses and distances: (1) North 14 degrees O7 minutes 35 seconds West, a distance of 894.80 feet to a point; (2) North 14 degrees 06 minutes 50 seconds West, a distance of 390.37 feet to a point; thence crossing Millstream Road North 75 degrees 46 minutes 50 seconds East, a distance of 15.89 feet to an iron pin on the eastern right of way line of Millstream Road, 33 feet wide, said iron pin also being a corner of land of Audrey Brodsky; thence along the same North 40 degrees 38 minutes 20 seconds East, a distance of 224.86 feet to an iron pin on the southern right of way line of the Lincoln Highway East; thence along the same the two following (2) courses and distances; (1) in a line curving to the left in a southeasterly direction having a radius of 2,653.36 feet an arc distance of 150.65 feet, the chord of said arc being South 64 degrees 30 minutes 05 seconds East, a distance of 150.63 feet to a point; and
(2) South 66 degrees 15 minutes 40 seconds East, a distance of 413.17 feet to an iron pin, the place of beginning.

or so much of the site as may be used by Landlord for the Shopping Center.

                      TANGER PROPERTIES LIMITED PARTNERSHIP
                             LANCASTER, PENNSYLVANIA

                                   EXHIBIT "C"
                                   Page 1 of 1

                              DM MANAGEMENT COMPANY


TERMS AND SPECIFICATIONS:


FLOORS:                             AS IS.

WALLS:                              AS IS.

DOORS:                              AS IS.

CEILING:                            AS IS.

PLUMBING:                           AS IS.

HVAC:                               AS IS.

FIRE
PROTECTION
SYSTEM:                             AS IS.

ELECTRICAL:                         AS IS.

PHONE:                              AS IS.

SIGNAGE:                            AS IS.

                                    All exterior signs must conform to the
                                    Landlord's sign criteria and be approved by Landlord before installation.

UTILITIES:                          AS IS.




                                      50